Exhibit 2.5

(INCORPORATED
UNDER THE LAWS OF
THE STATE OF
MARYLAND)

7.95% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
PAR VALUE $0.01 PER SHARE
LIQUIDATION PREFERENCE $28.50 PER SHARE

[LOGO OF RAMCO-GERSHENSON PROPERTIES TRUST]

CUSIP # 751452 50 9 SEE REVERSE FOR CERTAIN DEFINITIONS, IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT [SPECIMEN]

is the registered holder of

fully paid and non-assessable 7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest of the par value of $0.01 per share of RAMCO-GERSHENSON PROPERTIES TRUST transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate. These shares are issued under an Amended and Restated Declaration of Trust dated as of October 2, 1997, as such Declaration of Trust may be amended from time to time (the “Declaration of Trust”) a copy of which is on file with the Department of Assessments and Taxation. The provisions of such Declaration of Trust are hereby incorporated by reference as fully as if set forth herein in their entirety, to all of which provisions the holder hereof by the acceptance hereof agrees. This Certificate is issued by the Trustees of RAMCO-GERSHENSON PROPERTIES TRUST (the “Trust”) and is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:
American Stock Transfer & Trust Company
      (New York, N.Y.)
                               Transfer Agent
                               and Registrar

By

Authorized Signature	Secretary	President

[FORM OF REVERSE OF CERTIFICATE]

CLASSES OF STOCK

     THE TRUST IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON SHARES AND ONE OR MORE CLASSES OF PREFERRED SHARES. THE BOARD OF TRUSTEES IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED SHARES BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED

SHARES. THE TRUST WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST THEREFORE, A COPY OF THE TRUST’S DECLARATION OF TRUST AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST HAS THE AUTHORITY TO ISSUE AND, IF THE TRUST IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST’S DECLARATION OF TRUST, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF THE TRUST IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE TRUST UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN ANY CLASS OR SERIES OF PREFERRED SHARES OF THE TRUST IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF PREFERRED SHARES OF THE TRUST, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE), (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE TRUST’S DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF THE TRUST ON REQUEST AND WITHOUT A CHARGE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT
TEN ENT	— as tenants by the entireties		(Cust.)	(Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

     Additional abbreviations may also be used though not in the above list.

For Value Received,                            hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE.

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

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                                                     7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                             Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated

(Sign here)

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17AD-15.

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